EXHIBIT 99.1

ATWOOD OCEANICS ANNOUNCES THREE-MONTH CONTRACT EXTENSION FOR THE VICKSBURG

Houston, Texas
15 April 2010

FOR IMMEDIATE RELEASE

ATWOOD OCEANICS, INC., (Houston-based International Drilling Contractor – NYSE ATW), announced today that the VICKSBURG (owned and operated by our wholly-owned subsidiary Atwood Oceanics Pacific Limited) has been awarded a three-month contract extension by Nucoastal (Thailand) Limited.  With the extension, the rig’s current contract commitment (with a dayrate of $90,000) will extend to the end of September 2010.

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including; the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2009, filed with the Securities and Exchange Commission.

Contact:  Jim Holland
           281-749-7804